CONSULTING AGREEMENT

This CONSULTING AGREEMENT dated and effective as of September 1st, 2016 (this "**Agreement**") is made by and between Immune Therapeutics, Inc., a Florida corporation ("**IMUN**"), and Joyce Hilda Banda ("**Consultant**").

RECITALS

WHEREAS, IMUN desires to engage Consultant to perform the Services (defined below), and Consultant desires to perform such Services.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises herein contained, the parties agree as follows:

1. Consultant Information.

Consultant represents and warrants for the benefit of IMUN that the following information relating to Consultant is true and correct:

Consultant: Joyce Hilda Banda

Address: 4083 Britwell Place

City/State/Zip: Fairfax, Virginia 22033

2. Work Assignments.

(a) From time to time and upon the request of IMUN, Consultant shall perform services relating to Consultant's field of expertise according to such specifications and arrangements as set forth in the Statement of Work attached hereto as Exhibit A or any Statement of Work subsequently entered into between IMUN and Consultant pursuant to this Agreement and incorporated herein by reference (collectively, the "**Services**"). Consultant shall provide the Services to IMUN in accordance with the terms of this Agreement and the terms of the Statement(s) of Work. Nothing herein shall obligate IMUN to give any specified volume of work to Consultant.

3. Relationship of the Parties.

(a) For all purposes of this Agreement and the performance of work hereunder, Consultant is and will be an independent contractor. Nothing contained in this Agreement is intended or should be construed to make or constitute Consultant as an employee or agent of IMUN or a partner or co-venturer with IMUN.

(b) Without limiting the generality of the foregoing, Consultant acknowledges and agrees that (i) IMUN will not be withholding any federal, state, local or social security taxes from any payments due to Consultant, (ii) Consultant is solely responsible for the payment of all such taxes, and (iii) Consultant will not be covered by or otherwise eligible for any benefits, including, without limitation, employment insurance and worker's compensation insurance, that IMUN provides to its employees.

(c) Consultant has no authority whatsoever to make any representations or warranties on behalf of IMUN, to enter into any contracts or agreements on behalf of IMUN, or to otherwise bind IMUN in any way.

4. Terms of Payment.

IMUN shall pay Consultant for the Services in accordance with the applicable Statement of Work.

5. Duties and Representations of Consultant.

Consultant further represents and warrants for the benefit of IMUN that:

(a) Consultant has full legal authority to enter into this Agreement and provide the Services hereunder, and this Agreement constitutes the legal, valid and binding obligation of Consultant enforceable against Consultant in accordance with its terms. Neither any of the terms of this Agreement nor the performance by Consultant of work hereunder does or will violate the terms of any agreement between Consultant and any third party.

(b) Consultant will perform all work hereunder in a professional manner and in accordance with the highest standards of skill and care in Consultant's business and profession. Consultant shall satisfy all requirements and specifications of the Statement(s) of Work and at all times adhere strictly to all of IMUN's standards and policies as they shall be communicated to Consultant from time to time, as well as all applicable federal, state and local laws, rules and regulations. Consultant shall maintain and make available to IMUN accurate and reasonably detailed records of Consultant's time dedicated to the performance of the Services hereunder and any fees or expenses incurred by Consultant in connection with the performance of the Services.

(c) To the best of Consultant's knowledge, no material furnished by Consultant to IMUN under this Agreement will infringe any copyright or other intellectual property right of any person, will be libelous, will otherwise violate the rights of or cause damage to any person or entity, or will violate any law, rule or regulation.

6. Ownership of Materials.

All documents, diagrams, formulations, formulas, indications, records, customer lists, Discoveries (as defined in Section 9 hereof), equipment and other items provided by IMUN and held in the possession of Consultant, and other materials, in any form, which in any way relate to IMUN's past, present or potential business and which were prepared or received by Consultant in the course of Consultant's performance of the Services are the exclusive property of IMUN. Consultant specifically acknowledges that Consultant has no ownership interests or rights of any kind in or to such materials even if Consultant developed such materials. Consultant further agrees to deliver to IMUN at the request of IMUN all copies of such materials, including Consultant's own personal work papers, and in the absence of such request, upon the termination of Consultant's services hereunder pursuant to Section 14 below. Consultant warrants that Consultant has not and will not at any time hereafter make, create or retain copies of any such materials except that Consultant may retain one copy of such materials solely for archival purposes.

7. Trade Secrets.

(a) Consultant acknowledges that IMUN's formulas, formulations, indications, its research and development activities, its sources of supply, its techniques, Discoveries to the extent not disclosed to the public by IMUN (collectively "**Trade Secrets**"), as well as further developments, improvements, or refinements thereto, are uniquely valuable to IMUN, have been developed through considerable expense and effort, and are not disclosed to the public.

(b) In light of the need to preserve the confidentiality of these Trade Secrets, and in consideration for Consultant's compensation hereunder, Consultant agrees, at all times

while providing the Services to IMUN and at all times thereafter, regardless of the reason Consultant ceases to perform the Services for IMUN, to protect the confidentiality of the Trade Secrets, to use them solely for the benefit of IMUN's business, and to refrain from using or disclosing or making available the Trade Secrets to any third party without the express prior written consent of an authorized officer of IMUN. Consultant further agrees to take all reasonable security measures requested by IMUN to prevent accidental disclosure.

8. Confidential Information.

Except as may be required or appropriate in connection with carrying out assigned duties under this Agreement, Consultant shall not, without the express prior written consent of an authorized officer of IMUN, or as may otherwise be required by law or legal process, communicate to anyone other than IMUN and those designated by IMUN in the furtherance of its business, any Confidential Information (as hereafter defined) obtained by Consultant during the performance of the Services for IMUN. Consultant acknowledges that some Confidential Information may not qualify as a Trade Secret but is still uniquely valuable and an important asset of IMUN, and as such Consultant agrees to hold the Confidential Information in trust for IMUN's sole benefit. Therefore, at all times while performing the Services hereunder and at all times thereafter, Consultant shall not use any of the Confidential Information for Consultant's own personal benefit or for the benefit of third parties without the express prior written consent of an authorized officer of IMUN, unless required by law or legal process. "**Confidential Information**," as used in this Agreement, will include all information, or compilation or analysis of information, that is not generally available to the public (other than by acts of Consultant in violation of this Agreement) that involve the business affairs or operations of IMUN including, but not limited to, the following: this Agreement and all provisions hereof; all information acquired by Consultant from IMUN, its vendors, suppliers, advertisers, customers or others during Consultant's performance hereunder that relates to IMUN's past, present or potential business or operations; all information regarding IMUN's programs, files, employment contracts, personnel information and financial information; all information constituting Discoveries (as defined in Section 9 hereof) or Trade Secrets; all information regarding IMUN's computer systems, software, source code, source listing, program listing, flowcharts, schematics, design documents, technical information or material or other information relating to computer programs (including, without limitation, related documentation and/or hardware developed or modified by or on behalf of IMUN, and any modifications and enhancements thereto developed by or on behalf of IMUN); all information regarding IMUN's past, present or future research and development plans or strategies, business plans or strategies, business activities or affairs, licensing arrangements, marketing or sales plans, product development plans, distribution plans or activities, production plans or methods and/or manufacturing plans or methods; as well as documents or records containing price lists, catalogs, quotes, leads, customer lists, vendor or supplier lists, vendor or supplier contract terms and conditions, licensing terms and conditions, customer contracts, customer requirements or specifications, and contract supply information.

Consultant acknowledges that, during the course of Consultant's performance under this Agreement, Consultant has or will receive material nonpublic information that, if known to the public, would affect IMUN's stock price. Consultant shall not purchase or sell IMUN's stock or any equity instrument related to IMUN's stock "on the basis of," as such term is defined in Rule 10b5-1 of the Securities and Exchange Act of 1934, any material nonpublic information disclosed in discussions and exchanges between IMUN and Consultant until such material nonpublic information is disclosed to the public.

9. Discoveries.

All Discoveries are the exclusive property of IMUN, and Consultant will promptly and fully disclose them to IMUN. As used herein, the term "**Discoveries**" means all discoveries, inventions, improvements, formulas, formulations, indications, and processes, in any form, whether or not patentable or copyrightable (including records thereof), as well as all Intellectual Property (as defined herein), which Consultant alone or with others under IMUN's direction or in connection with IMUN's business may invent, discover, make or conceive whether IMUN's facilities are used or not. As used herein, the term "**Intellectual Property**" means all current and future worldwide patents and other patent rights, inventions, formulas, formulations, indications, copyrights, trade secrets, trademarks, know-how, utility models and other intangible proprietary rights, including, without limitation, all applications and registrations with respect thereto. Consultant agrees that all copyrightable or patentable Discoveries are "works made for hire" and shall be the sole and complete property of IMUN. Immediately, at IMUN's expense, Consultant will, without further compensation: (i) promptly record such Discoveries; (ii) execute any assignments and other documents that IMUN deems desirable to protect its rights in the Discoveries; and (iii) assist IMUN in enforcing its rights with respect to these Discoveries. To the extent that such Discoveries are not deemed to be "works made for hire", Consultant hereby assigns all proprietary rights, including copyrights, in these works to IMUN without further compensation. Consultant's obligations hereunder will survive termination of this Agreement.

10. Restrictions on Unfair Competition.

It is recognized by Consultant that, as a natural result of performing the Services, Consultant may be involved in the creation and development of Discoveries, including Intellectual Property, and/or Trade Secrets and will gain access to the Discoveries, Trade Secrets and Confidential Information. Further, Consultant will gain the trust, confidence and respect of IMUN's employees, customers, suppliers and other parties with whom IMUN has business, contractual relationships, or both. Consultant acknowledges that IMUN has a legitimate need, in addition to all other protections pertaining to Discoveries, Trade Secrets and Confidential Information provided to IMUN in this Agreement, to protect itself against unfair competition by its existing and former consultants. Therefore, in consideration of the compensation to be paid to Consultant hereunder, Consultant agrees that while performing the Services hereunder and for six (6) months after the termination of this Agreement, Consultant will not:

(a) Provide a Competitive Service (as defined below) to a business that is competing, attempting to compete, or intending to compete with IMUN; or

(b) disrupt IMUN's operations and its relationships with its employees by (i) inducing or encouraging or attempting to induce or encourage any employee of IMUN to terminate his or her employment or to work for a competitive business, (ii) hiring, attempting to hire, or assisting another to hire or attempt to hire any employee of IMUN to work for a competitive business, or (iii) inducing or encouraging or attempting to induce or encourage a consultant or supplier of IMUN or any other party with which IMUN has a business relationship to terminate, fail to renew, or substantially change its business relationship with IMUN.

The term "**Competitive Service**" shall mean services that are the same or substantially similar to the services provided by Consultant on behalf of IMUN during the term of Consultant's performance of the Services for IMUN hereunder and shall also mean assisting, supervising, or directing others to perform these same Services on behalf of a competitive company. The restrictions in this Section are not intended to, and will not be constructed to, prevent Consultant from seeking or obtaining work in the same field as IMUN in the United States or elsewhere so long as the work performed does not involve Consultant providing a Competitive Service on a

Competing Product. The term **"Competing Product"** shall mean a component or similar product and/or product candidate, that (i) IMUN has under design or development, has under license or is manufactured or sold by, or on behalf of, IMUN at any time within the term of Consultant's performance of the Services for IMUN hereunder, and (ii) about which Consultant acquired non-public information during the performance of services for IMUN hereunder.

11. Reasonableness of Restrictions.

Consultant has read and considered carefully the restrictions on unfair competition contained in this Agreement and acknowledges that the restrictions are fair and reasonably required for the protection of the interests of IMUN, its business and its officers, directors, members and employees. Consultant agrees that these restrictions are reasonable in the context of this Agreement as the type of work to be performed by Consultant on behalf of IMUN.

12. Severability.

(a) The parties recognize that this Agreement contains various provisions and imposes several separate restrictions on Consultant during and after Consultant's performance of the Services hereunder. Each Section of this Agreement, each provision contained in separate subsections of the Section, and each separate restriction within each subsection are intended to stand alone and are not dependent on any other covenant or provision, unless expressly so stated therein. Therefore, should a court rule that any provision or provisions of this Agreement are unenforceable or invalid for any reason, and if the offending provision(s) cannot be reformed in order to make them enforceable, then the offending provision shall be severed from the Agreement, and the remaining provisions shall be unaffected and fully enforced as if the offending provision was never contained in the Agreement.

(b) In the event that a court determines that a provision or provisions of this Agreement are overbroad, or are unenforceable or invalid for any other reason, the parties authorize the court to modify the offending provision(s), and the court shall modify the offending provisions in order to make it enforceable in the most restrictive fashion permitted by law. In so doing, Consultant authorizes the court to impose the revised restriction retroactively.

(c) No breach, or alleged breach by IMUN of any of the provisions of this Agreement, or of any other duty or obligation which may be owed to Consultant, shall be asserted by Consultant or shall serve as a bar or defense to any action by IMUN to enforce any of its provisions.

13. Enforcement.

Consultant understands and agrees that IMUN will suffer irreparable harm if Consultant breaches any of Consultant's obligations under Sections 6, 7, 8, 9 and 10 of this Agreement, and that monetary damages will be inadequate to compensate IMUN for any such violations. Accordingly, Consultant agrees that in the event Consultant violates or threatens to violate any of the referenced provisions of this Agreement, IMUN, in addition to all of the remedies which it may have at law, will be entitled to temporary, preliminary, and permanent injunctions to prevent or to restrain any such actual or threatened violation by Consultant, or by any or all of the contractors, partners, employers, agents or other persons, directly or indirectly acting for, or on behalf of, or with Consultant, as well as damages and an equitable accounting of earnings, profits and other rights or remedies to which IMUN may be entitled. Consultant consents to the issuance

of such injunctions or the imposition of such damages and accountings as being a reasonable measure to protect IMUN's rights.

14. Term and Termination.

(a) The term of this Agreement shall be set forth in the Statement of Work attached hereto as Exhibit A; effective as of the date it is signed by both parties. At the end of the term, the Agreement will be reevaluated and may be renewed on terms agreed between the parties in writing.

(b) Consultant may terminate this Agreement, with or without cause, upon thirty (30) days written notice to IMUN.

(c) IMUN may terminate this Agreement, with or without cause, effective immediately upon written notice to Consultant.

(d) This Agreement will automatically terminate (i) at the end of the term, (ii) in the event of Consultant's death or incapacity, and/or (iii) upon any other circumstance under which Consultant is unable to perform Consultant's obligations pursuant to this Agreement.

15. Litigation Issues.

(a) Choice of Law. The parties agree that this Agreement is to be governed by and construed under the laws of the State of Florida applicable to agreements made and to be fully performed therein, excluding conflicts of law provisions thereof.

(b) Dispute Resolution and Jurisdiction. If a dispute arises between the parties concerning any right or duty under this Agreement, then the parties will confer, as soon as practicable, in an attempt to resolve the dispute through mediation. If the parties are unable to resolve the dispute amicably through mediation, then the parties will submit to the exclusive jurisdiction of, and venue in, the Circuit Court for the County of Orange, Florida, or the United States District Court for the District of Florida, Middle Division with respect to all matters arising under this Agreement. Consultant agrees and consents to the jurisdiction of these Courts to resolve all disputes which arise out of this Agreement or any alleged breach thereof, regardless of Consultant's residency at the time such suit is filed, and hereby waives any right to demand a jury trial in any civil proceeding where IMUN and/or its directors, officers or agents are parties.

16. Prior Commitments.

Consultant acknowledges and represents that Consultant is not a party to any other agreements, relationships or commitments to any other person or entity that conflict with Consultant's obligations to IMUN under this Agreement. Consultant will not disclose to IMUN, use or induce IMUN to use any confidential or proprietary information or trade secrets of others.

17. Indemnification by Consultant.

Consultant shall defend, indemnify, and hold harmless IMUN and IMUN's officers, directors, shareholders, agents and employees from and against any and all third party losses, liabilities, damages, demands, suits, causes of action, judgments, costs or expenses (including court costs and reasonable attorney fees) resulting from or directly or indirectly arising out of or in connection with this Agreement and the transactions contemplated hereby, including but not limited to: (1) any claim that any negligent acts or omissions of Consultant caused personal injury, death, property damage, or any other legal or equitable wrong; (2) any obligation or tax liability imposed on IMUN resulting from Consultant's being determined not to be an independent contractor; and (3) a breach of any covenant, representation or warranty made herein by Consultant. IMUN shall have the right to approve any counsel retained to defend any demand,

suit, or cause of action in which IMUN is a defendant, such approval not to be unreasonably withheld. Consultant agrees that IMUN shall have the right to control and participate in the defense of any such demand, suit or cause of action concerning matters that relate to IMUN, and that such suit will not be settled without IMUN's consent, such consent not to be unreasonably withheld. If, in IMUN's judgment, a conflict exists in the interests of IMUN and Consultant in such demand, suit, or cause of action, IMUN may retain its own counsel whose fees shall be paid by Consultant.

Nothing herein shall be construed as making Consultant liable for any injury or damage caused solely by the negligence or wrongdoing of IMUN.

18. Notices.

All notices, demands or other communications given hereunder shall be deemed to have been duly given only upon hand delivery thereof or upon the first business day after delivery to a reputable international overnight courier service for overnight delivery, addressed as set forth below, or to such other address or such other person as either party shall designate in writing to the other for such purposes and in the manner set forth herein. Notices to Consultant are to be addressed to the address set forth in Section 1. Notices to IMUN are to be addressed as follows:

Immune Therapeutics, Inc.
Attn: General Counsel
37 North Orange Ave., Suite 607
Orlando, FL 32801

19. Miscellaneous.

(a) The recitals to this Agreement are incorporated herein by reference and made a part hereof.

(b) No delay or failure by IMUN to exercise any right under this Agreement, and no partial or single exercise of that right, will constitute a waiver of that or any other right provided herein, and no waiver of any violation of any term or provision of this Agreement will be construed as a waiver of any succeeding violation of the same or any other provision of the Agreement.

(c) The parties hereto expressly agree that this Agreement was jointly drafted, and that they both had opportunity to negotiate its terms and to obtain the assistance of counsel in reviewing its terms prior to execution. Therefore, this Agreement shall be construed neither against nor in favor of either party, but shall be construed in a neutral manner.

(d) This Agreement may be assigned by IMUN and by any of its successors or assigns without consent. This Agreement may not be assigned by Consultant.

(e) The provisions of this Agreement set forth in Sections 5 through 19 will survive the termination of this Agreement.

(f) This Agreement and the Exhibits hereto constitute the complete understanding of the parties with respect to the subject matter set forth herein, and shall supersede any prior understanding or agreement to the contrary, written or oral, as it relates to the appointment of Consultant by IMUN and may not be amended, modified or altered unless in a writing signed by all parties hereto.

To memorialize their understanding and agreement to the terms and conditions set forth above, the parties have signed this Agreement on the date set forth above.

IMMUNE THERAPEUTICS, INC.

By: ______________________
Noreen Griffin
Chief Executive Officer

CONSULTANT

____
Printed Name: Joyce Banda

[SIGNATURE PAGE TO CONSULTING AGREEMENT]

Exhibit A

Statement of Work
January 1, 2015

1. Nature of Work:

The following is a description of the Services Consultant will provide pursuant to the Agreement:

To fortify the initiatives of Immune Therapeutics Inc, which involves the promotion, approval and distribution of Lodonal throughout Africa. As a known champion in child and maternal health and as well as in health security solutions, in my capacity as consultant I will be able to tap into my network of political, health and economic leaders in order to enable the success of Lodonal by being a spokesperson and a catalyst for creating awareness.

2. Compensation and Other Factors:

   1. IMUN shall pay Consultant for the Services by issuing shares of its common stock, $0.0001 par value per share, to Consultant. The Company shall issue 400,000 shares of its common stock to Consultant for the Services provided under the Agreement no later than September 23, 2016.

   2. Term: The Agreement commences upon execution of the Agreement by IMUN and Consultant and shall terminate on December 31, 2016.

This Statement of Work is acknowledged and agreed to as of the date set forth above.

IMMUNE THERAPEUTICS, INC.

By: ______________________
Noreen Griffin
Chief Executive Officer

CONSULTANT

____
Printed Name: Joyce Banda



2016 Q3 IMUN Consulting Agreement J Banda

Adobe Sign Document History 09/19/2016

Created:	09/19/2016
By:	Kelly Wilson (kelly.wilson@immunetherapeutics.com)
Status:	Signed
Transaction ID:	CBJCHBCAABAA5dk4y0i3ZRMDdWjcbJeTD0UFNorKoTIn

"2016 Q3 IMUN Consulting Agreement J Banda" History

- Document created by Kelly Wilson (kelly.wilson@immunetherapeutics.com)
  09/19/2016 - 11:47:33 AM EDT- IP address: 72.238.15.200

- Document emailed to Noreen Griffin (noreen.griffin@immunetherapeutics.com) for signature
  09/19/2016 - 11:48:01 AM EDT

- Document viewed by Noreen Griffin (noreen.griffin@immunetherapeutics.com)
  09/19/2016 - 12:12:24 PM EDT- IP address: 104.136.24.138

- Document e-signed by Noreen Griffin (noreen.griffin@immunetherapeutics.com)
  Signature Date: 09/19/2016 - 3:19:10 PM EDT - Time Source: server- IP address: 104.136.24.138

- Signed document emailed to hilda.malemia@gmail.com, edithakridge@gmail.com, Noreen Griffin (noreen.griffin@immunetherapeutics.com), Kelly Wilson (kelly.wilson@immunetherapeutics.com) and Kirsten Bartholomew (kirsten.bartholomew@immunetherapeutics.com)
  09/19/2016 - 3:19:10 PM EDT